EXECUTION VERSION

           AMENDMENT AGREEMENT NO. 6 AND WAIVER dated as of May 9, 2008 (this “Amendment”), with respect to the Fourth Amended and Restated Credit Agreement dated as of August 15, 2006, as amended by a first amendment dated as of June 15, 2007, as further amended by a second amendment dated as of June 29, 2007, as further amended by a third amendment dated as of September 28, 2007, as further amended by a fourth amendment dated as of January 15, 2008 and as further amended by a fifth amendment dated as of February 13, 2008 (as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among REGENCY GAS SERVICES LP, a Delaware limited partnership, REGENCY ENERGY PARTNERS LP, a Delaware limited partnership, the Subsidiary Guarantors, the Lenders, UBS SECURITIES LLC (“UBSS”) and WACHOVIA CAPITAL MARKETS, LLC (“Wachovia Capital Markets”), as joint lead arrangers and joint bookmanagers for the Tranche B-1 Term Loans, WACHOVIA CAPITAL MARKETS, CITIGROUP GLOBAL MARKETS INC. (“CGMI”) and UBSS, as joint lead arrangers and joint bookmanagers for the Revolving Loans, WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”), as issuing bank and swingline lender, UBS LOAN FINANCE LLC, as syndication agent for the Loans, CGMI, as co-syndication agent for the Revolving Loans and FORTIS CAPITAL CORP., JPMORGAN CHASE BANK, N.A., THE ROYAL BANK OF SCOTLAND PLC and MORGAN STANLEY BANK, as co-documentation agents.

A.   On January 18, 2008, Regency Field Services LLC, a subsidiary of the Borrower, entered into a limited liability company agreement with Edwards Gas Services, LLC pursuant to which Regency Field Services LLC owns a 60% interest in Edwards Lime Gathering LLC.

B.  The Borrower has requested that the Administrative Agent and Required Lenders agree to amend certain provisions of the Credit Agreement to provide that Edwards Lime Gathering LLC is a Joint Venture rather than a Subsidiary.

C. The Administrative Agent and Required Lenders are willing so to agree and to amend certain provisions of the Credit Agreement pursuant to the terms and subject to the conditions set forth herein.

D.  The Borrower has requested that the Administrative Agent and Required Lenders agree to waive a provision of the Credit Agreement as set forth herein.

E.  The Administrative Agent and Required Lenders are willing to so agree and to waive a provision of the Credit Agreement pursuant to the terms and subject to the conditions set forth herein.

F.   Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

In consideration of the premises and the agreements, provisions and covenants contained herein, the parties hereto hereby agree, on the terms and subject to the conditions set forth herein, as follows:

SECTION 1.                                Amendments to the Credit Agreement.

(a)	Section 1.01 of the Credit Agreement shall be amended as follows:

(i)	the definition of “Joint Venture” shall be deleted and restated in its entirety as follows:

““Joint Venture” shall mean (i) a joint venture with a third party so long as such entity would not constitute a Subsidiary, (ii) a Subsidiary formed with the intention of establishing a joint venture; provided that if such entity still constitutes a Subsidiary ninety days after formation it shall no longer constitute a Joint Venture, or (iii) notwithstanding anything to the contrary herein, Edwards Lime Gathering LLC, for so long as any portion of the ownership interests therein are owned by a Person that is not a Loan Party or an Affiliate of any Loan Party; provided, that in the case of (i), (ii) or (iii), all Investments by any Loan Party are made pursuant to and are permitted by Section 6.04(i). For the avoidance of doubt, all Investments by any Loan Party in Edwards Lime Gathering LLC made prior to the Amendment No. 6 Effective Date were made pursuant to and permitted by Section 6.04(i); provided that the amount of such Investment when combined with all other Investments made pursuant to Section 6.04(i) shall not have exceeded $20,000,000.”

(ii)
the definition of “Subsidiary” shall be amended by adding the following at the end of such definition “Notwithstanding any of the foregoing, Edwards Lime Gathering LLC shall not be a Subsidiary for so long as it is a Joint Venture.”

(b)	the following defined terms shall be added to Section 1.01 in appropriate alphabetical order:

(i)
“Amendment No. 6” shall mean Amendment No. 6 and Waiver to Fourth Amended and Restated Credit Agreement, which amends this Agreement, dated as of the Amendment No. 6 Effective Date, among the Borrower, the Guarantors, the Administrative Agent and the Required Lenders.”;

(ii)	“Amendment No. 6 Effective Date” shall mean May 9, 2008.”.

SECTION 2.                                Limited Waiver. The Required Lenders hereby waive Borrower’s obligation to (a) comply with Section 5.11(b) of the Credit Agreement solely with respect to Edwards Lime Gathering LLC from and including January 18, 2008 until the Amendment No. 6 Effective Date and (b) treat Edwards Lime Gathering LLC as a Subsidiary rather than as a Joint Venture in the Perfection Certificate Supplement dated February 29, 2008 that was delivered in connection with Sections 5.01(d) and 5.13(b) of the Credit Agreement.

SECTION 3.                                Conditions Precedent.  The effectiveness of this Amendment is subject to the condition that the Administrative Agent shall have received signature pages from the Required Lenders, the Borrower and the Subsidiary Guarantors and the Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection herewith.

SECTION 4. Representations and Warranties.  The Borrower represents and warrants to the Administrative Agent and each of the Lenders that:

(a)           This Amendment is within the Borrower’s and the Guarantor’s organizational powers and has been duly authorized by all necessary organizational action on the part the Borrower and the Guarantors.  This Amendment has been duly executed and delivered by the Borrower and Guarantors and constitutes, a legal, valid and binding obligation of the Borrower and the Guarantors , enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)           After giving effect to this Amendment, the representations and warranties set forth in Article III of the Credit Agreement or in any Loan Document are true and correct in all material respects (it being understood and agreed that any representation or warranty that by its terms is made as of a specified date shall be required to be true and correct in all material respects as of a specified date).

(c)           After giving effect to this Amendment, no Default has occurred or is continuing.

SECTION 5.                                Credit Agreement.  Except as specifically provided hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof.  After the date hereof, any reference to the Credit Agreement in any Loan Document shall mean the Credit Agreement as modified hereby.  This Amendment shall be a Loan Document for all purposes.

SECTION 6.                                Applicable Law.  This Amendment shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

SECTION 7.                                Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.  Delivery of an executed signature page of this Amendment by facsimile or “pdf file” transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 8.                                Expenses.  Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses incurred by it in connection with this Amendment, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel llp, counsel for the Administrative Agent.

SECTION 9.                                Headings.  The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

[Signature pages to follow]

927847

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

REGENCY GAS SERVICES LP,

By:	Regency OLP GP LLC, its general partner

By:

Stephen L. Arata

Vice President

[Regency - Amendment 6]

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent

By:	__________________________________

Name:

Title:

[Regency - Amendment 6]

______________________________________, as a Lender

By:	__________________________________

Name:

Title:

[Regency - Amendment 6]

Each of the undersigned, in its capacity as a Guarantor, hereby acknowledges the terms and conditions set forth in this Amendment and hereby ratifies and confirms its obligations under the Credit Agreement as amended by this Amendment, including, without limitation, its guarantee of the Guaranteed Obligations.

REGENCY ENERGY PARTNERS LP

By:           Regency GP LP, its General Partner

By:           Regency GP LLC, its General Partner

By:

Stephen L. Arata

Executive Vice President and

Chief Financial Officer

REGENCY FIELD SERVICES LLC
REGENCY INTRASTATE GAS LLC
REGENCY LIQUIDS PIPELINE LLC
GULF STATES TRANSMISSION
CORPORATION
REGENCY GAS MARKETING LLC
PUEBLO HOLDINGS, INC.
PUEBLO MIDSTREAM GAS CORPORATION
REGENCY OIL PIPELINE LLC
REGENCY GAS UTILITY LLC
CDM RESOURCE MANAGEMENT LLC
FRONTSTREET HUGOTON LLC
WGP-KHC, LLC

By:
Stephen L. Arata
Vice President

PALAFOX JOINT VENTURE

By:           Regency Field Services LLC

By:
Stephen L. Arata
Vice President

By:           Regency Gas Services LP,
its Venturer
By:           Regency OLP GP LLC,
its General Partner

By:
Stephen L. Arata
Vice President

[Regency - Amendment 6]